Exhibit 10.12

AMENDED AND RESTATED LEASE AGREEMENT

BY AND BETWEEN RONALD C. WORNICK, AS LANDLORD,

AND SHELF STABLE FOODS, INC., AS TENANT

i

ii

AMENDED AND RESTATED LEASE AGREEMENT

THE STATE OF OHIO	)
	:	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HAMILTON	)

The Lease Agreement effective December 30, 1994, between RONALD C. WORNICK, as “LANDLORD”, and SHELF STABLE FOODS, INC., an Ohio corporation, as “TENANT” is amended and restated in its entirety by this Amended and Restated Lease Agreement (this “Lease”) as follows:

WITNESSETH:

Section 1.                                          Certain Definitions.

Each of the terms set forth below shall have the meaning set forth opposite such term:

a.                                       Land:  The real property located in Blue Ash, Hamilton County, Ohio, described on the attached Exhibit “A”.

b.                                      Improvements:  The improvements located on the Land.

c.                                       Leased Premises:  The Land and Improvements.

d.                                      CPI:  The Consumer Price Index for All Urban Consumers, All Items (Base year 1982 - 1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics. If the Bureau of Labor Statistics substantially revises the manner in which the CPI is determined, an adjustment shall be made in the revised index which would produce results equivalent, as nearly as possible, to those which would be obtained hereunder if the CPI were not so revised. If the 1982 - 1984 average shall no longer be used as an Index of 100, such change shall constitute a substantial revision.  If the CPI becomes unavailable to the public because publication is discontinued, or otherwise, LANDLORD shall substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by a governmental agency, major bank, other financial institution, university or recognized financial publisher. Under no circumstances shall a decrease in the CPI ever reduce the monthly rent or give rise to a credit in favor of TENANT.

e.                                       CPI Rent Adjustment and CPI Rent Adjustment Dates:  The CPI Rent Adjustment shall take place on the following dates:

(1)                                  January 1, l998 — “First Rent Adjustment Date”

(2)                                  January 1, 200l — “Second Rent Adjustment Date”

(3)                                  January 1, 2004 — “Third Rent Adjustment Date”

(4)                                  January 1, 2007 — “Fourth Rent Adjustment Date”

f.                                         Fair Market Value or Fair Market Value Purchase Price:  “Fair Market Value” and “Fair Market Purchase Price” shall be determined by appraisal as set forth in this paragraph. In the event that it becomes necessary to determine the Fair Market Value or Fair Market Value Purchase Price of the Leased Premises for any purpose of this Lease, the party required or permitted to give notice of such required determination shall include in the notice the name of a person selected to act as an appraiser on its behalf. Within ten (10) days after receipt of any such notice, LANDLORD (or TENANT, as the case may be) shall by notice to TENANT (or LANDLORD, as the case may be) appoint a second person as an appraiser on its behalf. The appraisers thus appointed (each of whom must be a member of the American Institute of Real Estate Appraisers or any successor organization thereto), within forty-five (45) days after the date of the notice appointing the first appraiser, shall proceed to appraise the Leased Premises to determine the Fair Market Value or Fair Market Value Purchase Price thereof as of the relevant date (giving effect to the impact, if any, of inflation or deflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, or if two appraisers shall have been so appointed but only one such appraiser shall have made such determination within fifty (50) days after the making of TENANT’s or LANDLORD’s request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value or Fair Market Value Purchase Price shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such 20-day period. If no such appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Value or Fair Market Value Purchase Price, whichever is earlier, either LANDLORD or TENANT may apply to any court having jurisdiction to have appointment made by such court. Any appraiser appointed by the American Arbitration

Association or by such court shall be instructed to determine the Fair Market Value or Fair Market Value Purchase Price within thirty (30) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon LANDLORD and TENANT as the Fair Market Value or Fair Market Value Purchase Price for such interest. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. LANDLORD and TENANT shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal. Notwithstanding any determination otherwise by such appraisal, the Fair Market Value and Fair Market Value Purchase Price shall not be less than the amount of the outstanding principal and accrued unpaid interest on all indebtedness of LANDLORD for which the Leased Premises is pledged as collateral to secure payment and performance.

Section 2.                                          Leased Premises.

a.                                       In consideration of the conditions, covenants and agreements hereinafter set forth to be kept and performed by TENANT, LANDLORD does hereby lease the Leased Premises to TENANT, and TENANT does hereby lease the Leased Premises from LANDLORD.

b.                                      This Lease and the Leased Premises are subject to all covenants, easements, restrictions, encumbrances and governmental regulatory ordinances to the extent they are valid and in force and effect.

Section 3.                                          Term of Lease.

a.                                       This Lease shall be for a term commencing on December 30, 1994, and terminating at midnight on December 31, 2010.

b.                                      TENANT shall remain bound by this Lease in accordance with its terms and nothing shall entitle TENANT to any abatement, reduction, suspension or deferment of the monthly rental or other sums payable by TENANT hereunder, except as otherwise specifically provided in this Lease.

Section 4.                                          Rental.

TENANT agrees to pay LANDLORD a rental of $47,666.66 per calendar month subject to increase as provided herein. All rentals shall be due and payable monthly in advance on the first day of each month without the right of setoff or deduction except as expressly provided herein. If this Lease commences on other than the first day of a month, then the rental for such month shall be prorated based on the number of days in such month that the Lease was in force.

Section 5.                                          Use of Premises.

Subject to the terms and provisions of this Lease Agreement, TENANT may use the Leased Premises for any lawful purposes.

Section 6.                                          Operation of Business.

TENANT covenants and agrees as follows:

a.                                       Not to permit any illegal or immoral practice to be carried on or committed on the Leased Premises; or use or allow the Leased Premises to be used for any purpose that might invalidate or increase the rate of insurance on the Leased Premises.

b.                                      Not perform any act or carry on any practice on the Leased Premises which may damage the Leased Premises or which would constitute a nuisance.

Section 7.                                          Care of Leased Premises.

a.                                       TENANT shall not make any alterations or additions to the Leased Premises without the prior written consent of LANDLORD, and any such additions and alterations made by TENANT shall become and remain the property of LANDLORD at the termination of this Lease, except to the extent that LANDLORD agrees otherwise in the above required written consent. All authorized alterations, additions and improvements which are erected, constructed or installed by TENANT shall comply with all applicable governmental laws, ordinances, regulations and other requirements.

b.                                      TENANT shall keep the Leased Premises in good working order, repair and condition (which repairs shall include necessary replacements and all expenditures required to comply with all laws now or hereafter enacted, whether the work is structural, involves a capital expenditure or results in a benefit extending beyond the term of this Lease). TENANT is presently occupying the Leased Premises, and agrees to accept the same “AS IS” without any agreements, representations, understandings or obligations on the part of LANDLORD to perform any alterations, repairs or replacement.

Section 8.                                          Fixtures.

TENANT shall be permitted to install and maintain its trade fixtures and equipment on the Leased Premises, and all such trade fixtures and equipment may be removed by TENANT, provided, however, that any damage to the Leased Premises caused by such removal shall be promptly repaired by TENANT.

Section 9.                                          Insurance.

a.                                       At all times during the term of this Lease, TENANT, as additional rent, shall purchase and maintain a policy or policies of comprehensive general liability insurance providing personal injury and property damage liability coverages with respect to the Leased Premises and the business conducted thereon, with limits approved by LANDLORD. Such insurance policy or policies shall name both TENANT, LANDLORD and LANDLORD’s mortgagee of the Leased Premises as named insureds.

b.                                      TENANT, as additional rent, shall purchase and maintain during the term of this Lease “all risk” casualty insurance policies covering the Improvements, together with such endorsements as may reasonably be required by LANDLORD from time to time to fully insure the Improvements on a replacement cost basis. Such insurance policy(s) shall name LANDLORD as the insured, and shall provide a loss payable clause in favor of LANDLORD and any mortgagee of the LANDLORD.

c.                                       If LANDLORD so requests, TENANT, as additional rent, shall purchase and maintain a rental value insurance policy covering risk of loss during the first twelve (12) months of reconstruction necessitated by the occurrence of any of the hazards described in Section 14, Casualty Damage, in an amount covering at least twelve months rental. Such insurance policy shall name LANDLORD as the insured. Any loss proceeds collected by LANDLORD pursuant to such policy shall be used to defray TENANT’s rental obligation to the extent of such amounts actually received by LANDLORD.

d.                                      Each of the foregoing policies of insurance shall be in form and written by insurers approved by LANDLORD, which approval shall not be unreasonably withheld, and shall provide that the insurers will not cancel or change such insurance without first giving LANDLORD, TENANT and LANDLORD’s mortgagee not less than ten (10) days prior written notice. LANDLORD and LANDLORD’s mortgagee shall be furnished a duplicate original of all such insurance policies.

e.                                       If TENANT fails to timely provide the liability, casualty or the rental value insurance specified in this Section 9, then LANDLORD may elect to provide such insurance and, in such event, TENANT shall pay to LANDLORD, as additional rent, the cost of such insurance within ten (10) days after receipt of a statement of such costs from LANDLORD.

Section 10.                                   Indemnification.

TENANT covenants and agrees to protect, indemnify and save LANDLORD and LANDLORD’s heirs, legal representatives and assigns harmless from all claims for damages and/or injuries to persons or property arising from injury to persons or property on or adjacent to the Leased Premises, including all costs, attorney’s fees, expenses and liabilities incurred in connection with any such claim or action, without limit and without regard to the cause or causes thereof or the negligence of LANDLORD, its agents, employees or any other person or entity, whether such negligence be sole, joint or concurrent, active or passive, or because of any defect in, on or upon the Leased Premises.

Section 11.                                   Mutual Waiver of Subrogation.

LANDLORD hereby waives any right of recovery that LANDLORD may have against TENANT for the loss of or damage to any of LANDLORD’s property resulting from any cause whatsoever to the extent that collection for such loss or damage is made by LANDLORD under any insurance policy or policies in effect at the time such loss or damage occurs; and TENANT hereby waives any right of recovery that TENANT may have against LANDLORD for the loss of or damage to any of TENANT’s property resulting from any cause whatsoever to the extent that collection for such loss or damage is made by TENANT under any insurance policy or policies in effect at the time of such loss or damage. The mutual waivers set forth in this paragraph apply only to the extent they are permitted by law, the loss or damage is covered by insurance proceeds, and such waivers do not adversely affect any insurance coverage.

Section 12.                                   Assignment, Mortgage and Subleasing.

a.                                       Assignment by Tenant. TENANT shall not, whether by operation of law or otherwise, assign this Lease, or any part thereof, without the prior written approval of LANDLORD in each instance.

b.                                      Subleases. TENANT shall not sublease all or any part of the Leased Premises without prior written approval of LANDLORD.

c.                                       Mortgages. TENANT shall not mortgage all or any part of TENANT’s leasehold estate without prior written approval of LANDLORD.

d.                                      Approvals by Landlord. LANDLORD agrees not to unreasonably withhold its consent to a proposed assignment, sublease or mortgage of the Leased Premises. The approval by LANDLORD of any of the acts specified in this Section shall not relieve TENANT, or TENANT’s authorized assignee, transferee or subtenant from liability under this Lease.

Section 13.                                   Net Lease.

TENANT agrees that this Lease is to be a “net lease” and that LANDLORD is to receive all rentals and other sums required to be paid by TENANT absolutely free from any charges, assessments, taxes, expenses or deductions of any kind.

Section 14.                                   Casualty Damage.

a.                                       All proceeds payable by reason of any loss or damage to the Leased Premises, or any portion thereof, and insured under any policy of insurance required by this Lease shall be paid to LANDLORD and held by LANDLORD in trust and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Premises, or any portion thereof, and shall be paid out by LANDLORD from time to time for the reasonable cost of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Premises shall be retained by LANDLORD free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Section. In the event neither LANDLORD nor TENANT is required or elects to repair and restore, all such insurance proceeds shall be retained by LANDLORD. All salvage resulting from any risk covered by insurance shall belong to LANDLORD except that any salvage relating to additions paid for by TENANT or to TENANT’S personal property shall belong to TENANT.

b.

(1)                                  If during the term of this Lease, the Leased Premises is totally or partially destroyed from a risk covered by the insurance described in Section 9 and the Leased Premises thereby is rendered unsuitable for TENANT’s use, TENANT shall have the option, by giving notice to LANDLORD within sixty (60) days following the date of such destruction, to (i) restore the Leased Premises to substantially the same condition as existed immediately before the damage or destruction, or (ii) offer to acquire the Leased Premises from LANDLORD for a purchase price equal to the Fair Market Value Purchase Price of the Leased Premises immediately prior to such damage or destruction.

(2)                                  If during the term of this Lease, the Leased Premises is partially destroyed from a risk covered by the insurance described in Section 9, but the Leased Premises is not thereby rendered unsuitable for TENANT’s use, TENANT shall restore the Leased Premises to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease; provided, however, if TENANT cannot within a reasonable time obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate the Leased Premises for TENANT’s use in substantially the same manner as immediately prior to such damage or destruction, TENANT may offer to purchase the Leased Premises for a purchase price equal to the Fair Market Value Purchase Price of the Leased Premises immediately prior to such damage or destruction.

(3)                                  If the cost of the repair or restoration exceeds the amount of insurance proceeds received by LANDLORD, TENANT shall be obligated to contribute any excess amount needed to restore the Leased Premises. Such amount shall be paid by TENANT to LANDLORD to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration.

(4)                                  In the event LANDLORD does not accept TENANT’s offer to so purchase the Leased Premises within thirty (30) days after the date of such offer, TENANT may either (a) withdraw its offer to purchase the Leased Premises and proceed to restore the Leased Premises to substantially the same condition as existed immediately before the damage or destruction, or (b) terminate this Lease and LANDLORD shall retain the insurance proceeds, and TENANT shall pay to LANDLORD, on demand, the amount of any deductible or uninsured loss arising in connection therewith.

(5)                                  In the event LANDLORD accepts TENANT’s offer to purchase the Leased Premises, this Lease shall terminate upon payment of the purchase price and LANDLORD shall remit to TENANT all insurance proceeds being held in trust by LANDLORD.

c.                                       If during the term of this Lease, the Leased Premises is totally or materially destroyed from a risk not covered by the insurance described in Section 9, whether or not such damage or destruction renders the Leased Premises unsuitable for TENANT’s use, TENANT at its option shall restore the Leased Premises to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease.

d.                                      All insurance proceeds payable by reason of any loss of or damage to and of TENANT’s personal property shall be paid to TENANT and TENANT shall use such insurance proceeds in trust to pay the cost of repairing or replacing the damage to TENANT’s personal property.

e.                                       If TENANT is required or elects to restore the Leased Premises as provided in this section, TENANT shall also restore all alterations and improvements made by TENANT, and TENANT’s personal property.

f.                                         This Lease shall remain in full force and effect and TENANT’s obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during any period required for repair and restoration, except that the proceeds of rental insurance, if any, paid to LANDLORD shall constitute payment of such amounts by TENANT.

g.                                      Any termination of this Lease pursuant to this Section shall cause any right of first refusal granted to LANDLORD under this Lease to be terminated and to be without further force or effect.

h.                                      LANDLORD hereby waives any statutory or common law rights of termination which may arise by reason of any damage or destruction of the Leased Premises.

Section 15.                                   Risk of Loss.

During the term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Premises in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, is assumed by TENANT and, LANDLORD shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section entitle TENANT to any abatement of monthly rental except as specified provided in this Lease.

Section 16.                                   Default of Tenant.

1.                                       Events of Default. The following events shall be deemed to be events of default by TENANT under this Lease:

a.                                       If TENANT shall fail to pay any installment of rent, additional rent or other sum of money payable hereunder when due and the continuance of such failure for ten (10) days following written notice hereof from LANDLORD to TENANT.

b.                                      If TENANT shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of rent, additional rent or other sum of money to LANDLORD, and shall not cure or correct such failure within a reasonable time but, in no event, more than thirty (30) days following notice; provided, however, if the nature of the TENANT’s failure is such that more time is reasonably required in order to cure, TENANT shall not be in default if TENANT commences to cure within such time period and thereafter with reasonable diligence seeks to cure such failure to completion.

c.                                       If a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of the property of TENANT shall be filed against TENANT in any court, pursuant to any statute either of the United States or of any state, and if, within thirty (30) days thereafter, TENANT fails to secure a discharge thereof, or if TENANT shall voluntarily file any such petition, or make an assignment for the benefit of creditors.

d.                                      If TENANT’s leasehold estate shall be taken under writ of execution or other process of law in any action against TENANT.

e.                                       If TENANT shall abandon or vacate the Leased Premises.

2.                                       Remedies.  If an event of default shall have occurred, LANDLORD shall have the right, without further notice or demand of any kind to TENANT or any other party, then or at any time thereafter, to the extent permitted by law, to pursue any one or more of the following remedies in addition to all other rights or remedies provided herein or at law or in equity.

a.                                       LANDLORD may terminate this Lease and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the reasonable cost of recovering the Leased Premises,

(ii) the unpaid rent and additional rent earned at the time of termination, the cost of curing TENANT’s other defaults plus interest thereon from the due date at the rate herein provided, and (iii) an amount equal to the then present value of the balance of the rent and additional rent for the remainder of the term, less the then present value of the fair rental value of the Leased Premises for the remainder of the term. The amounts computed in accordance with the foregoing subclause (iii) shall both be discounted in accordance with accepted financial practice at the rate of four percent (4%) per annum to determine present value.

b.                                      LANDLORD may elect to terminate TENANT’s right of possession without terminating this Lease, in which event TENANT agrees to surrender possession and vacate the Leased Premises immediately and deliver possession to LANDLORD, and TENANT hereby grants LANDLORD full and free license to enter in and upon the Leased Premises or any part thereof and to expel or remove TENANT or any other person or party who may be occupying or within the Leased Premises or any part thereof and remove any and all property therefrom. Such property may be removed by LANDLORD and stored in a public warehouse or elsewhere at the cost of and for the account of TENANT without terminating this Lease or releasing TENANT in whole or in part from TENANT’s obligations to pay rent, additional rent and other charges and perform any of the covenants, conditions and agreements to be performed by TENANT as provided in this Lease, and without LANDLORD being deemed in any manner guilty of trespass, eviction, forcible entry or detainer, and without relinquishing LANDLORD’s rights as herein provided.

c.                                       If LANDLORD re-enters the Leased Premises without terminating this Lease, then LANDLORD may relet the Leased Premises or any part or parts thereof, either in the name of LANDLORD or otherwise, for a term which may at LANDLORD’s option be less than or exceed the period which would otherwise have constituted the balance of the term and upon such other terms and conditions as LANDLORD may deem advisable. TENANT shall pay LANDLORD for each month of the period which would otherwise have constituted the balance of the term, any deficiency between (i) the sum of one monthly installment of rent and other costs that would have been payable for the month in question but for such re-entry or termination, and (ii) the net amount, if any, of the rents collected on account of the lease or leases of the Leased Premises for each month of the period which would otherwise have constituted the balance of the term. The failure of LANDLORD to relet the Leased Premises or any part or parts thereof shall not release or affect TENANT’s liability for damages; provided, however, that LANDLORD shall use reasonable efforts to relet the Leased Premises. There shall be added to the said deficiency such expenses as LANDLORD may reasonably incur in connection with any reletting (such as court costs, attorney’s fees, brokerage costs and expenses for putting and keeping the Leased Premises in good order or for preparing the same for reletting). Any deficiency shall be paid in monthly installments by TENANT on the rent day specified in this Lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of LANDLORD to collect the deficiency for any subsequent month by a similar proceeding. No such re-entry or taking possession of the Leased Premises by LANDLORD shall be construed as an election on its part to terminate this Lease unless a written notice of such termination is given to TENANT or unless the termination thereof is decreed by a court of competent jurisdiction.

Any amount collected by LANDLORD from subsequent Tenants for any rental period in excess of that provided for in this Lease for such period shall be credited to TENANT in reduction of TENANT’s liability for any rental period in which the amount collected by LANDLORD shall be less than that provided for by this Lease; but TENANT shall only be entitled to receive any such excess rentals at the end of the term and without interest. An election to re-enter the Leased Premises (without terminating this Lease) and the reletting or not reletting of the Leased Premises shall not thereafter prevent LANDLORD from electing to terminate this Lease for such previous breach.

In the event it is necessary for LANDLORD to bring suit for such rental payments or other charges as they accrue or in order to collect any damages, LANDLORD shall have the right to allow such rental or deficiencies to accumulate and to bring an action on several or all of the deficiencies at one time. Any such suit shall not prejudice in any way the right of LANDLORD to bring a similar action for subsequent rental or damage deficiencies.

Section 17.                                   Condemnation.

a.

(1)                                  “Condemnation” means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by LANDLORD to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

(2)                                  “Date of Taking” means the date the Condemnor has the right to possession of the property being condemned.

(3)                                  “Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

(4)                                  “Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

b.                                      If during the term of this Lease there is any taking of all or any part of the Leased Premises or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Section.

c.                                       If there is any taking of all of the Leased Premises by Condemnation or if a portion of the Leased Premises is taken so that the Leased Premises is rendered unfit for TENANT’s use, then this Lease shall terminate on the Date of Taking.

d.                                      If there is a taking of a portion of the Leased Premises by Condemnation, this Lease shall remain in effect if the Leased Premises is not thereby rendered unsuitable for TENANT’s use. If, however, the Leased Premises is thereby rendered unsuitable for TENANT’s use, TENANT shall have the right (a) to restore the Leased Premises, to the extent possible, to substantially the same condition as existed immediately before the partial taking and, subject to the rights of LANDLORD’s mortgagee, LANDLORD shall make the condemnation award available to TENANT for such restoration, or (b) to offer to acquire the Leased Premises from LANDLORD for a purchase price equal to the Fair Market Value Purchase Price of the Leased Premises immediately prior to such partial taking, in which event this Lease shall terminate upon payment of the purchase price. TENANT shall exercise its option by giving LANDLORD notice thereof within (60) days after TENANT receives notice of the taking. In the event LANDLORD does not accept TENANT’s offer to so purchase the Leased Premises within thirty (30) days after receipt of the notice described in the preceding sentence, TENANT may either (a) withdraw its offer to purchase the Leased Premises and proceed to restore the Leased Premises to the extent possible, to substantially the same condition as existed immediately before the partial taking, or (b) terminate this Lease by written notice.

e.                                       If there is a partial taking of the Leased Premises and this Lease remains in full force and effect, TENANT shall accomplish all necessary restoration and, subject to the rights of LANDLORD’s mortgagee, LANDLORD shall make the condemnation award available to TENANT for such restoration.

f.                                         In the event LANDLORD accepts TENANT’s offer to purchase the Leased Premises, the entire Award shall belong to TENANT and LANDLORD agrees to assign to TENANT all of its rights thereto at closing of the purchase. In any other event, the entire Award shall belong to and be paid to LANDLORD, except that, if this Lease is terminated, and subject to the rights of the LANDLORD’s mortgagee and as otherwise provided herein, TENANT shall be entitled to receive from the Award a sum attributable to TENANT’s personal property and any reasonable removal and relocation costs if specifically included in the Award.

If TENANT is required or elects to restore the Leased Premises, LANDLORD agrees that, subject to the rights of the LANDLORD’s mortgagees, its portion of the Award shall be used for such restoration and it shall hold such portion of the Award in trust, for application to the cost of the restoration. If the LANDLORD’s mortgagees do not allow the Award to be used for restoration, then TENANT’s sole remedy shall be to terminate this Lease.

Section 18.                                   Taxes and Assessments.

a.                                       TENANT shall pay to LANDLORD, as additional rent, within ten (10) days after receipt of a statement, the amount of all taxes and assessments levied and assessed by any lawful authority against the Leased Premises during the term of this Lease, including, but not limited to, taxes and assessments levied and assessed for 1995. The amount of additional rent to be paid to LANDLORD by TENANT because of such taxes and assessment shall be prorated between LANDLORD and TENANT for the last year of the term of this Lease based upon the number of days in such year that this Lease was in force.

b.                                      TENANT shall pay all taxes and assessments levied and assessed on the value of its personal property prior to their becoming delinquent.

Section 19.                                   Tenant’s Compliance with Laws and Indemnifications.

a.                                       TENANT shall, at its expense, comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to TENANT’s use of the Leased Premises regardless of when they become effective, including, without limitation, the Americans with Disabilities Act, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, hazardous materials (as hereinafter defined), waste, disposal, air emissions and other environmental, zoning and land use matters, and with any directive or order of any public officer or officers, pursuant to law, which shall impose any duty upon TENANT with respect to the use or occupation of the Leased Premises.

b.                                      TENANT shall not cause or knowingly permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premises by TENANT, its employees, invitees or guests without the prior written consent of LANDLORD.

c.                                       In addition to, and without limitation on any general indemnity obligations of TENANT under this Lease, TENANT specifically agrees that it shall indemnify, defend and hold LANDLORD harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Leased Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Premises, and sums paid in settlement of claims, attorney’s fees, consultant fees and expert fees) which arise during or after the term as a result of any breach by TENANT of its obligations under this Section or any contamination of the Leased Premises resulting from the presence of Hazardous Materials on or about the Leased Premises caused or knowingly permitted by TENANT. This indemnification of LANDLORD by TENANT includes, without limitation, costs incurred in connection with any investigation of site conditions, and any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Material on the Leased Premises caused or knowingly permitted by TENANT results in any contamination of the Leased Premises or surrounding area, TENANT shall promptly take all actions at its sole expense as are necessary to return such property to the condition existing prior to the introduction of any such Hazardous Material; provided, however, that LANDLORD’s approval of such actions shall first be obtained. TENANT further agrees to defend LANDLORD, its agents, employees, and assigns in any administrative or judicial proceeding brought by private individuals or governmental entities seeking recovery of damages for personal injury or property damage, or recovery of civil penalties or fines out of, connected with, or relating to any breach by TENANT of its obligations under this Section or any contamination of the Leased Premises resulting from the presence of Hazardous Materials on or about the Leased Premises caused or knowingly permitted by TENANT. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

As used herein, the term “Hazardous Material” or “Hazardous Materials” means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or all other federal, state or local environmental law, regulation, ordinance, rule, or bylaw, whether existing as of the date hereof, previously enforced or subsequently enacted.

Section 20.                                   CPI Rent Adjustments.

Commencing with the First Rent Adjustment Date, the monthly rent shall be adjusted by the percentage increase, if any, in the CPI from January 1, 1995. Each subsequent CPI rental adjustment shall be by reference to the CPI in effect at the time of the prior CPI Rent Adjustment Date. Pending determination of the actual adjustment, TENANT shall pay an estimated adjusted rental, as reasonably determined by LANDLORD by reference to the then available CPI information. Upon notification of the actual adjustment after the publication of the required information, any overpayment shall be credited against the next installment of rent due, and any underpayment shall be immediately due and payable by TENANT. LANDLORD’s failure to request payment of an estimated or actual rent adjustment shall not constitute a waiver of the right to any adjustment provided for in this Lease or in this Section. The CPI Rent Adjustments are:

a.                                       First CPI Rent Adjustment.  The monthly rental payable for January 1, 1998 to December 31, 2000 (the “First Rent Adjustment Date”) shall be the greater of the following: (i) $47,666, or (ii) the amount of rent determined by the percentage increase in the CPI for the period from January 1, 1995 to December 31, 1997 multiplied by $47,666 (“First Adjusted Rental Period”).

b.                                      Second CPI Rent Adjustment.  The monthly rental payable for January 1, 2001 to December 31, 2003, shall be the greater of the following: (i) the monthly rent payable during the First Adjusted Rental Period or (ii) the amount of rent determined by the percentage increase in the CPI from January 1, 1998 to December 30, 2000 multiplied by the monthly rent paid during the First Adjusted Rental Period (“Second Adjusted Rental Period”).

c.                                       The monthly rental payable for January 1, 2004 to December 31, 2006, shall be the greater of the following: (i) the monthly rent payable during the Second Adjusted Rental Period, or (ii) the amount of rent determined by the percentage increase in the CPI from January 1, 2001 to December 30, 2003 multiplied by the monthly rent paid during the Second Adjusted Rental Period (“Third Adjusted Rental Period”).

d.                                      The monthly rental payable for January 1, 2007 to December 31, 2010, shall be the greater of the following: (i) the monthly rent payable during the Third Adjusted Rental Period, or (ii) the amount of rent determined by the percentage increase in the CPI from January 1, 2004 to January 1, 2006 multiplied by the monthly rent paid during the Third Adjusted Rental Period (“Fourth Adjusted Rental Period”).

Section 21.                                   Waiver.

For the purposes of determining the rights of LANDLORD and TENANT hereunder, it is agreed that no act or omission of LANDLORD shall be construed or held to be a waiver of its rights hereunder, except insofar as LANDLORD may specifically waive a particular right in writing. Such a written waiver by LANDLORD shall apply only to the default existing at the time of its execution and described therein and shall not be deemed or held to be a waiver of a subsequent default of the same or any other nature. A written consent given by LANDLORD pursuant to the terms and provisions of this Lease shall never be deemed or held to be consent to a subsequent performance of the same or any other act. LANDLORD’s receipt of monies from TENANT under the terms of this Lease shall never be deemed or held to be a waiver of the rights of LANDLORD hereunder.

Section 22.                                   Construction of Lease.

a.                                       In the event any provision of this Lease shall be held to be invalid or unenforceable, such holding shall not be deemed to affect the validity and enforceability of the remainder of the Lease, nor of the same provision as applied to other persons or circumstances. This Lease shall be construed with the express intention of the parties to it that it shall be valid and enforceable in every respect to the extent permitted by law.

b.                                      This Lease sets forth all the covenants, promises, agreements, conditions and understandings between LANDLORD and TENANT concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon LANDLORD or TENANT unless reduced to writing and signed by them.

c.                                       Time is of the essence.

Section 23.                                   Prohibition Against Liens.

TENANT shall have no power or authority, expressed or implied, to do, and TENANT is hereby prohibited from doing, any act or to make any contract that may create a Lien upon, or in any manner to bind, the interest or estate of LANDLORD in the Leased Premises. Any approval by LANDLORD to TENANT to do any work upon the Leased Premises, or any part thereof, shall never be construed to constitute an express or implied agency in TENANT to bind or encumber the interest or estate of LANDLORD in any way whatsoever, any relationship between the parties hereto other than that of LANDLORD and TENANT being hereby expressly negated. TENANT covenants and agrees that TENANT will pay or cause to be paid all costs, charges, and expenses that become due and payable on account of work on, at, to, from, or about the Leased Premises authorized by TENANT, and will not permit any valid and enforceable lien to be established against LANDLORD’s interest in the Leased Premises on account of such work. TENANT shall protect, indemnify and hold LANDLORD harmless from any costs, claims, causes of action or expenses including, without limitation, attorney’s fees and court costs, arising from or in any manner pertaining to the approved construction or installation of any alterations, additions or improvements to the Leased Premises and/or any claim for unpaid bills, or any claim of or creation of a Lien upon, or in any manner pertaining to the interest or estate of LANDLORD in the Leased Premises.

Section 24.                                   Holding Over and Successors.

a.                                       Holding Over by Tenant. TENANT shall pay LANDLORD the monthly rental, additional rent and other charges prorated on a per diem basis for each day TENANT shall retain possession of the Leased Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by LANDLORD on account thereof. This provision shall not serve as permission for TENANT to hold over nor serve to extend the term (although tenant shall remain a tenant at sufferance bound to comply with all provisions of the Lease until TENANT vacates the Leased Premises.) LANDLORD shall have the right, at any time after expiration or earlier termination of this Lease or TENANT’S right to possession, to reenter and possess the Leased Premises and remove all property and persons therefrom, and LANDLORD shall have such other remedies for holdover as may be available to LANDLORD under other provisions of this Lease or applicable laws.

b.                                      Successors. All rights and liabilities herein given, or imposed upon, the respective parties shall extend and bind the several respective heirs, legal representatives, successors and assigns of the said parties subject to the limitations on assignment and subleasing contained herein.

Section 25.                                   Miscellaneous.

1.                                       Notices.  Any notice, request, demand, or other communication which, under the terms of this Lease or under any statute or other law, must or may be given or made by the parties hereto, shall be in writing, shall be sent by and deemed received when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, or if otherwise delivered or sent, shall be deemed to have been given or made when received at the following addresses or such other addresses as may hereafter be designated in writing from time to time by the parties hereto in the manner provided in this paragraph:

TENANT:	LANDLORD:

Shelf Stable Foods, Inc. Attn: Brian Dwyer 10825 Kenwood Road Cincinnati, Ohio 45242	Ronald C. Wornick 345 Lorton Avenue Burlingame, California 94010

2.                                       Amendments.  No subsequent alteration, amendment, change, deletion, or addition to this Lease shall be binding upon LANDLORD or TENANT unless in writing and signed by both LANDLORD and TENANT.

3.                                       Governing Law.  This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Ohio.

4.                                       Captions and Section Numbers.  The captions, paragraph numbers, and article numbers appearing anywhere in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of any such Paragraphs or Articles of this Lease nor in any way affect this Lease. All references herein to “Articles,” “Paragraphs,” or “Sub-Paragraphs” are references to articles, paragraphs, or sub-paragraphs of this Lease.

5.                                       Attorney’s Fees.  In the event of any litigation between the parties relating to this Lease, the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs as part of the judgment or settlement therein. In the event of a breach of this Lease by either party which does not result in litigation but which causes the non-breaching party to incur attorneys’ fees or costs, the breaching party shall reimburse such fees and costs to the non-breaching party upon demand. If either party or any of its officers, directors, shareholders, partners, agents, affiliates or employees shall be made a party to any litigation commenced by or against the other party and is not found to be at fault, the other party shall pay all costs, expenses and reasonable attorneys’ fees incurred by any such party in connection with such litigation.

6.                                       Quiet Enjoyment.  LANDLORD shall defend the TENANT in the quiet enjoyment and peaceful possession of the Leased Premises during the term so long as TENANT is not in default under the terms of this Lease.

7.                                       Recordation.  Both LANDLORD and TENANT agree not to record this Lease, but each party hereto agrees, on request of the other, to execute a short form memorandum of this Lease in recordable form specifying the names and addresses of the parties, the date hereof, the term, the renewal options, and a description of the Leased Premises. In no event shall such short form memorandum set forth the rental or other charges payable by TENANT under this Lease; and any such memorandum shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

8.                                       Unavoidable Default or Delay.  In the event either party to this Lease shall be delayed, hindered, or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor disputes, inability to produce materials, failure of power, restrictive governmental laws or regulations, riot, insurrection, war, relocation of electrical generating, distribution or service facilities or the inability of any company providing utilities to the Building or other cause not within the reasonable control of such party (expressly except the financial inability of such party to perform its obligations hereunder), then the performance of such acts shall be excused for the period of delay and the period for performance of any such act shall be extended for a period equivalent to the period of such delay.

9.                                       Landlord’s Performance for the Account of Tenant.  If, after reasonable notice TENANT fails to perform any one or more of its obligations, hereunder, in addition to the other rights of LANDLORD hereunder, LANDLORD shall have the right but not the obligation to perform all or any part of such obligations of TENANT. Upon receipt of a demand therefor from LANDLORD, TENANT shall reimburse LANDLORD for (i) the cost to LANDLORD of performing such obligations plus (ii) interest thereon as hereinafter provided.

10.                                 Landlord’s Failure to Perform.  If LANDLORD fails to perform any of its obligations under this Lease, LANDLORD shall not be in default hereunder and TENANT shall not have any rights or remedies growing out of such failure unless TENANT gives LANDLORD written notice thereof setting forth in reasonable detail the nature and extent of such failure and such failure by LANDLORD is not cured within the thirty (30) day period following delivery of such notice, or if the nature of LANDLORD’s default is such that more time is reasonably required in order to cure, such period shall be extended for the period reasonably required therefor if LANDLORD commences curing such failure within such thirty (30) day period and continues the curing thereof with reasonable diligence until completion.

11.                                 Interest.  All installments of rent, additional rent and all other payments of any character required to be paid to LANDLORD by TENANT under the terms of this Lease shall, following the due date thereof, bear interest at either the rate of Ten percent (10%) per annum or the maximum non-usurious rate allowed by law, whichever is the lesser rate.

12.                                 Estoppel Certificate.  TENANT shall from time to time, within ten (10) days after written request from LANDLORD, execute, acknowledge and deliver a statement: (i) certifying that this Lease is unmodified and in full force and effect (or if this Lease is claimed not to be in force and effect, specifying the ground therefor) and the dates to which the rent and other charges hereunder have been paid, (ii) acknowledging that there are not, to TENANT’s knowledge, any uncured defaults on the part of LANDLORD hereunder, or specifying such defaults if any are claimed, and (iii) certifying such other matters as LANDLORD may reasonably request, or as may be requested by LANDLORD’s current or prospective Lenders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If TENANT shall fail to execute and return such statement within the time required herein, TENANT shall be deemed to have agreed with the matters set forth therein.

Section 26.                                   Right of First Refusal.

If at any time during the term of this Lease, LANDLORD shall desire to sell the Leased Premises, TENANT shall have the right of first refusal to purchase the Leased Premises, as follows:

a.                                       LANDLORD shall furnish to TENANT three (3) copies of a contract of sale (“Contract”) between LANDLORD and TENANT signed by LANDLORD specifying the terms and conditions upon which he will sell the Leased Premises to TENANT. If TENANT shall fail to exercise this Right of First Refusal by signing and returning two (2) copies of the Contract to LANDLORD together with any down-payment or earnest money deposit therein provided within ten (10) days after receipt of the Contract, then LANDLORD shall have the right to sell the Leased Premises to any other party upon terms substantially equal to or better than set forth in the Contract. If LANDLORD shall sell the Leased Premises upon terms equal to or better than those offered to TENANT, this Right of First Refusal shall terminate; provided, however, if such a sale is not consummated, then this Right of First Refusal shall remain in force and effect.

b.                                      The following transfers shall be excluded from TENANT’S Right of First Refusal:

1.                                       The sale of LANDLORD’s estate in the Leased Premises at a foreclosure of any Deed of Trust or Mortgage covering the Leased Premises or by a Deed in Lieu of Foreclosure;

2.                                       A transfer of LANDLORD’s estate in the Leased Premises, or any part thereof, to any corporation, partnership, trust or other entity which is controlled wholly or in part by LANDLORD or members of LANDLORD’S family;

3.                                       A transfer by gift, devise or descent;

TENANT’s Right of First Refusal shall, however, remain in effect after any such transfer specified in subparagraphs 2. and 3. of paragraph b of this Section and be binding on the transferee in any such transaction.

Section 27.                                   Purchase of the Leased Property in the Event of Damage or Condemnation.

In the event LANDLORD accepts an offer from TENANT to purchase the Leased Premises at the Fair Market Value or Fair Market Value Purchase Price under the conditions and terms of section 14b or Section l7d of this Lease, then such sale shall be on the terms and conditions as set forth in this paragraph. Closing of such sale shall be on or before thirty (30) days from the date that LANDLORD accepts TENANT’s offer to purchase. At Closing, LANDLORD shall deliver to TENANT a deed with limited warranty covenants, subject to all matters of record, but free and clear of any mortgage lien, and TENANT shall deliver to LANDLORD the purchase price payable in cash. Any real estate transfer taxes, to the extent permitted by law, shall be paid by TENANT.

IN WITNESS WHEREOF, LANDLORD and TENANT have executed this Amended and Restated Lease Agreement to be effective as of October 28, 1995.

LANDLORD:

/s/ Ronald C. Wornick
Ronald C. Wornick

Signed in the presence of:

/s/ Nina Sorensen
(Witness No. 1)
Print Name: Nina Sorensen

/s/ S. Baldinger
(Witness No. 2)
Print Name: Sue Baldinger

Print Name:

TENANT:

SHELF STABLE FOODS, INC.

	By:	/s/ Ronald C. Wornick
Name:
Title:

Signed in the presence of:

/s/ Nina Sorensen
(Witness No. 1)
Print Name: Nina Sorensen

(Witness No. 2)
Print Name:

This Instrument Prepared By:

Harry L. Marks Gary, Thomasson, Hall & Marks Professional Corporation P.O. Box 2888 Corpus Christi, Texas 78403 (512) 884-19761

EXHIBIT “A”

All that tract of land situated in Section 17, Township 4, Entire Range 1, Miami Purchase, Sycamore Township, Hamilton County, Ohio in the City of Blue Ash and being more particularly described as follows:

Beginning at a point in the easterly line of said Section 17, also the center line of Kenwood Road, located South 03° 41’ 00” West, 1,543.38 feet from the northeasterly corner of said Section 17;

thence South 03° 41’ 00” West, along said easterly line of Section 17 and center line of Kenwood Road, 400.00 feet to a point;

thence North 81° 15’ 40” West, passing a found Concrete Monument at 30.12 feet, a total distance of 602.34 feet to a found Concrete Monument;

thence North 03° 41’ 00” East, parallel with the easterly line of said Section 17, a distance of 35.13 feet to a set iron pin with cap;

thence North 81° 15’ 40” West, 401.56 feet to a set iron pin with cap;

thence North 03° 41’ 00” East, parallel with the easterly line of said Section 17, a distance of 276.39 feet to a set iron pin with cap;

thence South 86° 19’ 00” East, passing a found Concrete Monument at 400.00 feet, and also passing a set iron pin with cap at 970.00 feet, a total distance of 1000.00 feet to the Place of Beginning.

ASSIGNMENT OF AMENDED AND RESTATED LEASE AGREEMENT

Date:                                                                   October 28, 1995

Assignor:                                         SHELF STABLE FOODS, INC., an Ohio corporation

Assignee:                                         THE WORNICK COMPANY, a Texas business corporation

Lease:                                                            Amended and Restated Lease Agreement (the “Lease”)

Date:                                                                   Effective December 30, 1994

Landlord:                                           RONALD C. WORNICK

Tenant:                                                      SHELF STABLE FOODS, INC., an Ohio corporation

Leased Premises:

The real property located in Blue Ash, Hamilton County, Ohio, and more fully described on Exhibit A attached hereto and incorporated herein, together with any improvements located thereon.

Assignor assigns to Assignee Tenant’s interest in the Lease.

A.                                   Assignee agrees to –

1.                                       Assume and fully perform all of Tenant’s obligations under the Lease.

2.                                       Accept the Leased Premises in its present “AS IS” condition.

B.                                     Landlord consents to this assignment.

C.                                     Assignee is also a party to that certain Lease Agreement dated October 28, 1995, by and between THE WORNICK COMPANY, a Texas business corporation, as TENANT, and RONALD C. WORNICK, as LANDLORD, pertaining to the properties located in Hidalgo County, Texas, and more fully described therein (the “Hidalgo County Lease”). Assignee agrees that a default in the timely performance of any of the obligations and covenants of TENANT under this Lease (or the Hidalgo County Lease, as the case may be), at the option of the LANDLORD, shall constitute a default under the terms of Hidalgo County Lease (or this Lease, as the case may be).

ASSIGNOR:		ASSIGNEE:

SHELF STABLE FOODS, INC.		THE WORNICK COMPANY

By:	/s/ Brian Dwyer	By:	/s/ Ronald C. Wornick
	Brian Dwyer,		Ronald C. Wornick, Chairman
President

LANDLORD:

/s/ Ronald C. Wornick
RONALD C. WORNICK

2

AMENDMENT TO LEASE AGREEMENTS

RONALD C. WORNICK, as “Landlord” and The Wornick Company, a Texas corporation, as “Tenant,” are parties to the following two lease agreements:

A.                                   Lease Agreement by and between Landlord and Tenant, dated November 27, 1995, and pertaining to certain real property located in Hidalgo County, Texas and more fully described therein (the “Texas Lease”).

B.                                     Amended and Restated Lease Agreement by and between Landlord and Tenant (Tenant’s interest being acquired pursuant to the Assignment of Amended and Restated Lease Agreement dated October 28, 1995), dated to be effective December 10, 1994, and pertaining to certain real property located in Hamilton County, Ohio and more fully described therein (the “Ohio Lease”).

The parties agree that the Texas Lease and the Ohio Lease are amended as follows:

1.                                       The discount rate set forth in the last sentence of Section 16.2.a shall be “six percent (6%)”.

2.                                       Section 16.1.e. is amended and restated in its entirety to read as follows:

“If Tenant shall abandon or vacate the Leased Premises and cease to care for the Leased Premises as provided for in Section 7 herein.”

3.                                       The last sentence of Section 1.f. of the Ohio Lease and Section 1.f. of the Ohio Lease and Section 1.h. of the Texas Lease are deleted.

4.                                       Section 26 is amended to provide that Tenant shall have thirty (30) days within which to exercise its right of first refusal, rather than ten (10) days.

5.                                       Section 14.i. of the Texas Lease is amended and restated in its entirety to read as follows:

“If Landlord’s mortgagees do not allow the insurance proceeds to be used for restoration, then Tenant’s exclusive remedies shall be (a) to terminate this Lease, or (b) if (i) such proceeds are used to service Landlord’s mortgage secured by the Leased Premises or otherwise are made available to or used for the benefit of Landlord and (ii) Tenant is not in default under this Lease to require Landlord to restore the Leased Premises, provided, however, that Landlord’s obligation to restore the Leased Premises shall be limited to the amount of such proceeds and, provided further that Landlord shall not be obligated to restore the Leased Premises pursuant to provisions of this section if such proceeds are not available prior to the end of the 12th year of term of the Lease.

6.                                       The last sentence of the second paragraph of Section 17.f. is amended and restated in its entirety to read as follows:

“If Landlord’s mortgagees do not allow the Award to be used for restoration, then Tenant’s exclusive remedies shall be (a) to terminate this Lease, or (b) if (i) such proceeds are used to service Landlord’s mortgage secured by the Leased Premises or otherwise are made available to or used for the benefit of Landlord and (ii) Tenant is not in default under this Lease to require Landlord to restore the Leased Premises, provided, however, that Landlord’s obligation to restore the Leased Premises shall be limited to the amount of such proceeds and, provided further that Landlord shall not be obligated to restore the Leased Premises pursuant to provisions of this section if such proceeds are not available prior to the end of the twelfth year of term of the Lease.

Except as specifically amended above, the Ohio Lease and the Texas Lease are ratified and confirmed.

Effective as of November 29, 1995

TENANT:		LANDLORD:

THE WORNICK COMPANY

By:	/s/ Larry L. Rose	/s/ Ronald C. Wornick
Name:	Larry L. Rose	Ronald C. Wornick
Title:	Secretary

Agreed to by Landlord’s Mortgage:

TEXAS STATE BANK

By:	/s/ G. E. Roney
Name:	G. E. Roney
Title:	Chairman of the Board

LEASE ASSIGNMENT

Date:	July 8th, 1998

Assignor:	Ronald C. Wornick

Assignee:	Ronald C. Wornick and Anita L. Wornick, Trustees of the Ronald C. Wornick and Anita L. Wornick Revocable Trust U/D/T dated October 24, 1997

Leases:

	(1)	Amended and Restated Lease Agreement, as amended by Amendment to Lease Agreements dated November 29, 1995

	Date:	Effective December 30, 1994

	Landlord:	Ronald C. Wornick

	Tenant:	The Wornick Company, a Texas business corporation, pursuant to Assignment of Amended and Restated Lease Agreement dated October 28, 1995

Premises:

All that tract of land situated in Section 17, Township 4, Entire Range 1, Miami Purchase, Sycamore Township, Hamilton County, Ohio in the City of Blue Ash and being more particularly described on the Exhibit “A” attached hereto.

(2)                                  Lease Agreement, dated November 27, 1995, as amended by Amendment to Lease Agreements dated November 29, 1995

Landlord:              Ronald C. Wornick

Tenant:                                                      The Wornick Company, a Texas corporation

Premises:                                        All of the real property located in Hidalgo County, Texas, described as Tract I, Tract II, Tract III and Tract IV on the Exhibit “B” attached hereto.

Assignor assigns to Assignee Landlord’s interest in the Leases.

A.                                    Assignee agrees to —

1.                                       Assume Landlord’s obligations under the Leases.

2.                                       Accept the premises in their present “as is” condition.

B.                                    Tenant consents to this assignment.

C.                                    Assignor agrees that Assignor remains liable on the Leases.

ASSIGNOR:			ASSIGNEE:
RONALD C. WORNICK AND ANITA L. WORNICK, TRUSTEES OF THE RONALD C. WORNICK AND ANITA L. WORNICK REVOCABLE TRUST U/D/T dated October 24, 1997

/s/ Ronald C. Wornick			By:	/s/ Ronald C. Wornick
Ronald C. Wornick				Ronald C. Wornick, Trustee

			By:	/s/ Anita L. Wornick
Anita L. Wornick, Trustee

TENANT:

The Wornick Company, a Texas corporation

By:	/s/ Ronald C. Wornick
	Name:	President & CEO
	Title:	Ronald C. Wornick

2

EXHIBIT “A”

All that tract of land situated in Section 17, Township 4, Entire Range 1, Miami Purchase, Sycamore Township, Hamilton County, Ohio in the City of Blue Ash and being more particularly described as follows:

Beginning at a point in the easterly line of said Section 17, also the center line of Kenwood Road, located South 03’ 41’ 00” West, 1,543.38 feet from the northeasterly corner of said Section 17;

thence South 03° 41’ 00” West, along said easterly line of Section 17 and center line of Kenwood Road, 400.00 feet to a point;

thence North 81° 15’ 40” West, passing a Found Concrete Monument at 30.12 feet, a total distance of 602.34 feet to a found Concrete Monument;

thence North 03° 41’ 00” East, parallel with the easterly line of said Section 17, a distance of 35.13 feet to a set iron pin with cap;

thence North 81° 15’ 40” West, 401.56 feet to a set iron pin with cap;

thence North 03° 41’ 00” East, parallel with the easterly line of said Section 17, a distance of 276.39 feet to a set iron pin with cap;

thence South 86° 19’ 00” East, passing a found Concrete Monument at 400.00 feet, and also passing a set iron pin with cap at 970.00 feet, a total distance of 1000.00 feet to the Place of Beginning.

EXHIBIT “B”

TRACT I:

All of Lot “A”, RIGHT-AWAY-FOODS INC., an addition to the City of McAllen, Hidalgo County, Texas, according to the map or plat thereof recorded in Volume 21, Page 81, Map Records of Hidalgo County, Texas.

TRACT II:

A 5.0 acre tract of land, more or less, out of Lot 5, Block 12, STEELE AND PERSHING SUBDIVISION, Hidalgo County, Texas, according to the map or plat thereof recorded in Volume 8, Page 115, Deed Records of Hidalgo County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at an iron rod set on the West line of Lot 5, South 8 degrees 46 minutes West, 160.0 feet from its Northwest corner for the Northwest corner of the following described tract of land, said point being on the South line McAllen Pharr Outfall Drain Ditch right of way;

THENCE, with the South line of said drain ditch right of way, parallel to the North line of Lot 5, South 81 degrees 14 minutes East, 463.4 feet to an iron rod set, for the Northeast corner hereof;

THENCE, parallel to the West line of Lot 5, South 8 degrees 46 minutes West, 470.0 feet to an iron rod set on the North line of 60 foot Cedar Avenue, for the Southeast corner hereof; said Cedar Avenue shown on map of Industrial Distribution Center, recorded in Volume 21, Page 80, Map Records;

THENCE, with the North line of Cedar Avenue, North 81 degrees 14 minutes West, 463.4 feet to an iron rod set on the West line of Lot 5, for the Southwest corner hereof; said point also being on the East line of Lot “A”, Right Away Foods, Inc. Subdivision, recorded in Volume 21, Page 81, Map Records.

THENCE, with the East line of Lot “A” Right Away Foods, Inc. Subdivision and the West line of Lot 5, Block 12, Steele and Pershing Subdivision, North 8 degrees 46 minutes East, 470.0 feet to the PLACE OF BEGINNING, containing 5.0 acres of land, more or less.

TRACT III:

All of Lot “A”, WORNICK CO. BUSINESS DEVELOPMENT CENTER SUB’D, an addition to the City of Pharr, Hidalgo County, Texas according to the map or plat thereof recorded in Volume 26, Page 69B, Map Records of Hidalgo County, Texas.

SAVE AND EXCEPT the West 30 feet thereof conveyed to U.S. Internex Transportation, Inc., in Warranty Deed dated October 18, 1994, filed February 6, 1995 in the office of the County Clerk of Hidalgo County, Texas, under Document No. 434330.

TRACT IV:

A tract of land containing 2.46 acres, more or less, out of the West 17.51 acres of Lot 4, Block 12, STEELE AND PERSHING SUBDIVISION, Hidalgo County, Texas, according to the map or plat thereof recorded in Volume 8, Page 115, Deed Records of Hidalgo County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at an iron pipe on the South right of way line of the McAllen Outfall Drain Ditch, in the City of McAllen, Texas, for the Northeast corner of the following described tract of land; said point located North 81 deg. 14 min. West, 789.0 feet, and South 8 deg. 46 rain. West 160.0 feet from the Northeast corner of said Lot 4;

THENCE, with the East line of the West 17.51 acres of Lot 4, South 8 deg. 46 min. West, 201.78 feet to a point for the most Northerly Southeast corner hereof; said point being 5.0 feet Northerly from the North edge of concrete curb;

THENCE, parallel to the North line of Lot 4, parallel to the North edge of concrete curb, North 81 deg. 14 min. West, 30.0 feet to the point of beginning of a curve to the left, for a point in line hereof;

THENCE, continue parallel to and 5.0 feet Westerly from the edge of concrete curb, with said curve to the left, on a radius of 55.0 feet through an arc of 156 deg. 25 min. 19 sec., a distance of 150.15 feet to the point of beginning of curve to right;

THENCE, continue parallel to and 5.0 feet Westerly from the edge of concrete curb, with said curve to the right, on a radius of 45.0 feet, through an arc of 32 deg. 20 min. 41 sec., a distance of 25.40 feet to end of curve, for a point in the East line hereof; said point being 30.0 feet Westerly from the centerline of North 1st Street;

THENCE, parallel to and 30 feet Westerly from the centerline of North 1st Street; South 8 deg. 46 min. West 366.88 feet to an iron pipe for the most Southerly Southeast corner hereof;

THENCE, North 81 deg. 23 min. 30 sec. West, 144.92 feet to an iron pipe on the approximate East toe of Drain Ditch Spoil Bank, for the Southwest corner hereof;

THENCE, with a line along said Spoil Bank, North 7 deg. 40 min. East, 708.46 feet to an iron pipe on the South right of way line of McAllen Outfall Drain Ditch, for the Northwest corner hereof;

THENCE, with said drain ditch right of way line as follows; South 73 deg. 30 mm. 40 sec. East, 98.42 feet and South 81 deg. 14 min. East, 90.99 feet to the POINT OF BEGINNING. Containing 2.46 acres of land, more or less.

ASSIGNMENT AND ASSUMPTION OF LEASE

ASSIGNMENT AND ASSUMPTION OF LEASE (this “Agreement”), entered into as of June 30, 2004, by and among The Wornick Company, a Nevada corporation (“Assignor”); and The Wornick Company, a Delaware corporation (“Assignee”). Assignor and Assignee are referred to collectively herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, Assignor’s predecessor-in-interest, Shelf Stable Foods, Inc., as “Tenant,” and Ronald C. and Anita A. Wornick Revocable Trust, successor-in-interest to Ronald C. Wornick, as “Landlord,” are parties to the Amended and Restated Lease Agreement dated December 30, 1994, as assigned to Tenant by Assignment of Amended and Restated Lease Agreement dated October 28, 1995, as amended by Amendment to Lease Agreements dated November 29, 1995 and as assigned to Landlord by Lease Assignment dated July 8, 1998 (collectively, the “Lease”), presently covering certain premises (the “Premises”) located at 10825 Kenwood Road, Cincinnati, Ohio, a copy of which Lease is attached hereto as Exhibit A; and

WHEREAS, Assignor, as “Seller,” and Assignee, as “Buyer,” are parties to an Assets Purchase and Sale Contract dated December 3, 2003 (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Assignee will purchase substantially all of the assets (and assume certain of the liabilities) of Assignor, including all of Seller’s right, title and interest in, under and to the Lease; and

WHEREAS, simultaneously with the closing of the transactions contemplated by the Purchase Agreement, the Parties mutually desire (a) that Assignor assign all of its right, title and interest in, under and to the Lease to Assignee, (b) that Assignee accept such assignment from Assignor and assume all of Assignor’s obligations as Tenant under the Lease, and (c) that Landlord consent to the assignment contemplated hereby, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which are expressly acknowledged, the Parties agree as follows:

1.                                       Effective Date. For all purposes under this Agreement, the term “Effective Date” shall mean that date, if any, on which the closing of the transactions contemplated by the Purchase Agreement is consummated.

2.                                       Assignment and Assumption.

(a)                                  Effective as of the Effective Date, Assignor hereby assigns, transfers and sets over unto Assignee all of Assignor’s right, title and interest in, under and to (i) the Lease and (ii) the aggregate security deposit heretofore made by Assignor pursuant to the Lease. Assignor will deliver possession of the Premises to Assignee on the Effective Date.

(b)                                 Assignee hereby accepts the foregoing assignment and hereby agrees to perform all of the terms and conditions of the Lease to be performed on the part of Assignor and assumes all of the liabilities and obligations of Assignor under the Lease, as amended hereby, arising or accruing on or after the Effective Date, including, without limitation, liability for the payment of rent and for the due performance of all the terms, covenants and conditions of the tenant pursuant to the Lease as amended hereby.

3.                                       Consent to Assignment. Effective as of the Effective Date, Landlord has consented to the assignment effected hereby.

4.                                       Representation of Assignor. The Assignor hereby represents to the Assignee and agrees as follows:

(a)                                  The Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease, the Lease has not been amended or modified except as set forth above and the same is the only agreement between the Landlord and the Assignor with respect to the subject matter thereof.

(b)                                 The Lease is in full force and effect with no defaults (or events which, with the passage of time, would become defaults) thereunder on the part of either party in the performance of its obligations under such Lease.

(c)                                  The minimum or base rent and all other rentals and other payments due, owing and accruing under the Lease have been paid through the due date thereof immediately preceding the Effective Date.

(d)                                 The current amount of tenant’s expense and tax payments are $36,615.36 per six months.

(e)                                  Landlord is currently holding a security deposit with respect to the Lease in the amount of $0.

5.                                       Miscellaneous.

(a)                                  Headings. The section headings used herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)                                 Governing law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

(c)                                  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ASSIGNOR		ASSIGNEE
The Wornick Company, a Nevada corporation		The Wornick Company, a Delaware corporation

By:	/s/ Larry L. Rose	By:	/s/ Robert B. McKeon
	Larry L. Rose, President and Chief Executive Officer		Robert B. McKeon, President

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STATE OF NEW YORK	§
§
COUNTY OF NEW YORK	§

The foregoing instrument was acknowledged before me this June 30, 2004 by Larry L. Rose, President and CEO of The Wornick Company, a Nevada corporation, on behalf of the corporation.

/s/ Janna Gabriel
Notary Public
Printed Name:	Janna Gabriel
My Commission Expires:
9/24/05

STATE OF NEW YORK	§
§
COUNTY OF NEW YORK	§

The foregoing instrument was acknowledged before me this June 30, 2004 by Robert B. McKeon, President of The Wornick Company, a Delaware corporation, on behalf of the corporation.

/s/ Elaine Gerace
Notary Public
Printed Name:	Elaine Gerace
My Commission Expires:
5/18/06

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